UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2020 (December 10, 2020)

HELIX ENERGY SOLUTIONS GROUP, INC.
(Exact name of registrant as specified in its charter)

Minnesota		001-32936	95-3409686
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification No.)

3505 West Sam Houston Parkway North
Suite 400
Houston,	Texas	77043
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code 281-618-0400
NOT APPLICABLE
(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HLX	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 10, 2020, based on the recommendation of the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Helix Energy Solutions Group, Inc. (the “Company”), the Board approved a structural change to the long-term incentive program for the Company’s executive officers. Under the prior program, long-term incentive awards were comprised (a) fifty percent (50%) in a time-vested restricted stock award vesting one-third annually over three years under the Company’s 2005 Long-Term Incentive Plan, as amended May 15, 2019 (the “LTIP”), and (b) fifty percent (50%) in a performance share unit (“PSU”) award under the LTIP cliff-vesting at the end of a three-year performance period payable in stock.

The program has been changed to adjust the award components to be comprised of (a) fifty percent (50%) in a cliff-vesting PSU award, payable in cash or stock at the Committee’s discretion and otherwise as described above and previously disclosed, and (b) fifty percent (50%) in a time-vested restricted stock unit (“RSU”) award vesting one-third annually over three years under the LTIP. This change provides that payout of both the PSU and RSU awards may be made in either cash or stock at the Committee’s discretion. The material terms of RSU awards are described below.

Form of RSU Agreement. The Committee approved the structure of the long-term incentive program for the Company’s executive officers to include a form of RSU Award Agreement consistent with the LTIP and substantially consistent with the forms of award agreements presently utilized by the Company for awards of PSUs and restricted stock. The form of award agreement for RSUs will be utilized until the Committee determines otherwise.

Restricted Stock Unit Award

Forfeiture Restrictions Lapse	33% of grant on 1st anniversary of grant date
66% of grant on 2nd anniversary of grant date
100% of grant on 3rd anniversary of grant date
100% upon Change of Control

Termination of Employment	In the event of a termination of employment, the forfeiture restrictions then applicable to the RSUs will not lapse and the number of RSUs then subject to the forfeiture restrictions will be forfeited to the Company.

Exchange of RSUs	Upon the lapse of the forfeiture restrictions with respect to an RSU, in exchange for the RSU the Company will issue, at the Committee’s discretion, either (a) one share of the Company’s common stock or (b) cash in an amount equal to the fair market value of such stock on the day prior to the lapse of the forfeiture restrictions.

Shareholder Rights	No rights as a stockholder of the Company exist with respect to the RSU unless and until exchanged for shares of the Company’s common stock.

The foregoing is only a brief description of the terms of the form of RSU award agreement, does not purport to be complete and is qualified in its entirety by reference to the form of RSU award agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
10.1	Form of Restricted Stock Unit Award Agreement.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    December 16, 2020

HELIX ENERGY SOLUTIONS GROUP, INC.

By:	/s/ Kenneth E. Neikirk
Kenneth E. Neikirk
Senior Vice President, General Counsel and Corporate Secretary